 Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into effective as of March 4, 2015 (the “Effective Date”) by and between FestreamTV, Corp., a Delaware corporation (the “Assignee”), and Bulldog DM, LLC, a California limited liability company (the “Assignor”).

WHEREAS, the Assignor is a party to certain festival streaming rights agreements set forth in Exhibit A (the “Rights Agreements”); and

WHEREAS, the Assignor desires to assign to the Assignee, and the Assignee accepts the assignment of, all of the Assignor’s rights and interests in seven (7) or more of the Rights Agreements pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Assignment. The Assignor hereby irrevocably and unconditionally assigns to the Assignee as of the Effective Date, and Assignee hereby accepts and acquires, subject to and in accordance with the terms of this Agreement, all of the Assignor’s rights and interest in and to the Rights Agreements.

2.             Consideration. In consideration of the written assignment of seven (7) or more of the Rights Agreements as set forth in Section 1:

(a)                On or promptly after the Effective Date, the Assignee shall pay the Assignor’s Q1 2014 payroll taxes identified in Exhibit B attached hereto, in the amount of four thousand six hundred and sixty four dollars ($4,664) (“Payroll Tax Liability”).

(b)               On or promptly after the Effective Date, the Assignee shall assume the reasonable ongoing operating expenses of the Assignor, as estimated in Exhibit C attached hereto, up to a maximum amount of two thousand five hundred dollars ($2,500) a month. Such expenses may be paid by the Assignee directly or borne by Assignor and submitted to Assignee for reimbursement, in the discretion of Assignee.

(c)                Upon the earlier to occur of (i) the Assignee receiving at least two hundred and fifty thousand dollars ($250,000) in sponsorship revenue with respect to the Governor’s Ball music festival or Jimmy Kimmel Live or (ii) the Assignee entering into five (5) festival streaming rights agreements, the Assignee shall assume the existing liabilities of the Assignor identified in Exhibit B attached hereto (the “Assignor Liabilities”), up to a maximum amount of sixty thousand dollars ($60,000), which maximum amount shall be inclusive of the Assignee’s payment of the Payroll Tax Liability. With the consent of the Assignor, the Assignee may negotiate with any creditor identified on Exhibit B attached hereto to pay less than one hundred percent (100%) of any portion of the Assignor Liabilities; provided however, that Assignee shall not be permitted to negotiate any reduction in the amounts payable to Springboard Productions or in respect of legal fees payable by the Assignor.

3.             Representations. The Assignor warrants and acknowledges that (i) each of the Rights Agreements are valid, binding and enforceable in accordance with their respective terms and are currently in full force and effect, (ii) Assignor is not in breach of any of its obligations under the Rights Agreements, (iii) Assignor has no knowledge of any breach or anticipated breach by the other parties to the Rights Agreements, (iv) Assignor has the authority to assign each Rights Agreement to the Assignee without the consent of any other parties to such Rights Agreement and such assignment shall not terminate such Rights Agreement, and (v) the making and performance by the Assignor of this Agreement and fulfillment of its obligations hereunder, does not and will not violate the Assignor’s organizational documents, any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it or its organizational documents or by-laws or any other agreement, judgment, determination or injunction to which it is a party or by which it is bound in any respect material to the consummation of this Agreement.

4.              Assistance. The Assignor hereby agrees to perform, without charge to the Assignee, all acts deemed necessary or desirable by the Assignee to permit and assist the Assignee to effectuate the full benefits, enjoyment, rights, title and interests assigned to the Assignee in this Agreement. Such acts may include, but are not limited to, the execution of documents, including any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers reasonably necessary to secure such benefits, enjoyment, rights, title and interests in the Assignee.

5.              Miscellaneous.

(a)                Arbitration of Disputes. The parties agree to submit any claim, controversy or dispute arising out of or relating to this Agreement or the relationship created by this Agreement to binding arbitration in accordance with the terms hereof. Such arbitration may be initiated by either party serving upon the other notice stating that the notifying party desires to have such controversy reviewed by a single arbitrator to be conducted in accordance with and subject to the rules of JAMS in effect from time to time. The arbitration proceedings shall be conducted in Los Angeles County, California. The decision in writing of the arbitrator shall be final and conclusive upon the parties. The costs and expenses of arbitration, including the compensation and expenses of the arbitrator, shall be borne by the non-prevailing parties as the arbitrator may determine. Any party may apply to any court which has jurisdiction for an order confirming the award. Any right of either party to judicial action on any matter subject to arbitration hereunder is hereby waived, except suit to enforce the arbitration award.

(b)               Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

(c)                Assignment; Successors and Assigns, etc. Neither the Assignor nor the Assignee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Assignor and the Assignee, their respective successors, executors, administrators, heirs and permitted assigns.

(d)               Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(e)                Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(f)                Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Assignor at the Assignor’s last company address which the Assignor has filed in writing with the Assignee or, in the case of the Assignee, at its main offices, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

(g)               Third Party Beneficiary; Amendment. The Assignee and the Assignor acknowledge and agree that no third party shall have any rights or benefits under this Agreement. This Agreement may be amended or modified only by a written instrument signed by the parties.

(h)               Governing Law. This Agreement has been entered into in the State of California and shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of such state.

(i)                 Counterparts. This Agreement may be executed in any number of original, facsimile or other electronic counterparts, each of which when so executed and delivered shall be taken to be original, but such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the Effective Date.

ASSIGNOR:

Bulldog DM, LLC

By: /s/ John Petrocelli
Name: John Petrocelli

Title: Chief Executive Officer

ASSIGNEE:

FestreamTV, Corp.

By: /s/ Robert S. Ellin

Name: Robert S. Ellin

Title: Executive Chairman and President